As filed with the Securities and Exchange Commission on December 20, 2005

Registration No. 333-130036

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________________

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

XL CAPITAL LTD
(Exact name of registrant as specified in its charter)
Cayman Islands	98-0191089
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
XL House
One Bermudiana Road	CT Corporation System
Hamilton HM 11	111 Eighth Avenue
Bermuda	New York, New York 10011
(441) 292-8515	(212) 590-9200
(Address, including zip code, and telephone number, including area code,	(Name, address, including zip code, and telephone number,
of registrant’s principal executive offices)	including area code, of agent for service)

XL CAPITAL FINANCE (EUROPE) PLC
(Exact name of registrant as specified in its charter)
England and Wales	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
XL House	CT Corporation System
70 Gracechurch Street	111 Eighth Avenue
London EC3V 0XL	New York, New York 10011
England	(212) 590-9200
(44) 20 7933 7000	(Name, address, including zip code, and telephone number,
(Address, including zip code, and telephone number, including area code,	including area code, of agent for service)
of registrant’s principal executive offices)

XL CAPITAL TRUST I
XL CAPITAL TRUST II
XL CAPITAL TRUST III
(Exact name of registrant as specified in its charter)
Delaware	Each Applied For
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
XL House
One Bermudiana Road	CT Corporation System
Hamilton HM 11	111 Eighth Avenue
Bermuda	New York, New York 10011
(441) 292-8515	(212) 590-9200
(Address, including zip code, and telephone number, including area code,	(Name, address, including zip code, and telephone number,
of registrant’s principal executive offices)	including area code, of agent for service)

Copies to:
Charles F. Barr, Esq.	Immanuel Kohn, Esq.
Executive Vice President and General Counsel	Cahill Gordon & Reindel LLP
XL Capital Ltd	80 Pine Street
XL House	New York, New York 10005-1702
One Bermudiana Road	(212) 701-3000
Hamilton HM 11
Bermuda
(441) 292-8515

     Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  /   /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   / X /

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  /   /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  /   /

     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  / X /

     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  /   /

Calculation of Registration Fee

		Proposed maximum	Proposed maximum
Title of each class of securities	Amount to be	offering price per	aggregate offering	Amount of
to be registered(1)	registered	unit	price	registration fee

XL Capital Ltd Ordinary Shares

XL Capital Ltd Preference
Ordinary Shares

XL Capital Ltd Debt Securities

XL Capital Ltd Ordinary
Share Warrants

XL Capital Ltd Ordinary Share
Purchase Rights (3)

XL Capital Ltd Ordinary Share
Purchase Contracts

XL Capital Ltd Ordinary Share
Purchase Units (4)

(2)
XL Capital Finance (Europe) plc
Senior Debt Securities

XL Capital Ltd Guarantees of XL
Capital Finance (Europe) plc
Senior Debt Securities (5)

XL Capital Ltd Subordinated
Deferrable Interest Debentures

XL Capital Trust I Trust
Preferred Securities

XL Capital Trust II Trust
Preferred Securities

XL Capital Trust III Trust
Preferred Securities

Trust Preferred Securities Guarantees
by XL Capital Ltd (6)

(1)	These XL Capital Ltd offered securities may be sold separately, together as units or with other offered securities.

(2)	An unspecified amount of securities or initial aggregate offering price of each identified class is being registered hereunder. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued as units. The registrants filed a Registration Statement on Form S-3 (File No. 333-116245) on June 7, 2004, which became effective on August 6, 2004, covering the registration of an indeterminate number of securities up to a proposed maximum aggregate offering price of $1,934,000,000, of which $984,000,000 proposed maximum aggregate offering price of such securities has not been sold by the registrants under such prior Registration Statement and for which unsold securities the registrants previously paid a registration fee of $124,672.80. In addition, on November 30, 2005, the registrants paid a registration fee, in the aggregate, of $324,727.20. On December 9, 2005, XL Capital Ltd consummated offerings of $2,529,988,500 of XL Capital Ltd Ordinary Shares, including XL Capital Ltd Ordinary Shares sold pursuant to the underwriters’ overallotment option, and $745,000,000 of XL Capital Ltd Ordinary Share Purchase Units. The registration fee of $430,138.77 due in connection with such offerings was offset by the registration fee of $324,727.20 that was paid by the registrants on November 30, 2005 and by $105,411.57 of the previously paid registration fee of $124,672.80 associated with the unsold securities referred to above pursuant to Rule 457(p) under the Securities Act. With respect to any additional of amounts of XL Capital Ltd Ordinary Shares and XL Capital Ltd Ordinary Share Purchase Units and all other securities that may be offered and sold under this registration statement, the registrants have elected to rely on Rule 456(b) and Rule 457(r) under the Securities Act to defer all of the registration fee with respect to such securities.

(3)	The XL Capital Ltd Ordinary Share Purchase Rights are issued with the XL Capital Ltd Ordinary Shares for no additional consideration.

(4)	Each Ordinary Share Purchase Unit consists of (a) an Ordinary Share Purchase Contract, under which the holder or XL Capital Ltd, upon settlement, will purchase a fixed or varying number of Ordinary Shares, and (b) a beneficial interest in either XL Capital Ltd Debt Securities (which may be senior or subordinated), XL Capital Finance (Europe) plc Senior Debt Securities, XL Capital Ltd Preference Ordinary Shares, Preferred Securities of an XL Capital Trust or debt or equity obligations of third parties, including U.S. Treasury securities, in each case purchased with the proceeds from the sale of the Ordinary Share Purchase Units. No separate consideration will be received for the Ordinary Share Purchase Contracts or the related beneficial interests.

(5)	No separate consideration will be received for the Guarantees.

(6)	No separate consideration will be received for the Guarantees. The Guarantees include the rights of holders of the Trust Preferred Securities under the Guarantees and certain backup undertakings, comprised of obligations of XL Capital Ltd under the Subordinated Deferrable Interest Debentures Indenture and any supplemental indentures thereto and under the applicable declaration of trust to provide certain indemnities in respect of, and be responsible for certain costs, expenses, debts and liabilities of, each of XL Capital Trust I, XL Capital Trust II and XL Capital Trust III, each as described in this registration statement. All obligations under the applicable declaration of trust, including the indemnity obligation, are included in the backup undertakings.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement has been filed by the registrants solely for the purpose of updating the Calculation of Registration Fee table and providing updated EDGAR fee information to reflect the ultimate size of the securities offerings consummated by XL Capital Ltd on December 9, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hamilton and Country of Bermuda, on December 20, 2005.

XL CAPITAL LTD

By:	/s/ Jerry M. de St. Paer

Name: Jerry M. de St. Paer
Title: Executive Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Brian M. O’Hara	President, Chief Executive	December 20, 2005
Officer and Director
Name: Brian M. O’Hara	(Principal Executive Officer)

/s/ Jerry M. de St. Paer	Executive Vice President	December 20, 2005
and Chief Financial Officer
Name: Jerry M. de St. Paer	(Principal Financial Officer
and Principal Accounting
Officer)

*	Director and Chairman of	December 20, 2005
the Board of Directors
Name: Michael P. Esposito, Jr.

*	Director	December 20, 2005

Name: Dale R. Comey

*	Director	December 20, 2005

Name: Eugene M. McQuade

*	Director	December 20, 2005

Name: Robert S. Parker

*	Director	December 20, 2005

Name: Cyril E. Rance

*	Director	December 20, 2005

Name: Alan Z. Senter

*	Director	December 20, 2005

Name: John T. Thornton

Signature	Title	Date

*	Director	December 20, 2005

Name: Ellen E. Thrower

*	Director	December 20, 2005

Name: John W. Weiser

*By: /s/ Kirstin Romann Gould

Attorney-in-Fact

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hamilton and Country of Bermuda, on December 20, 2005.

XL CAPITAL FINANCE (EUROPE) PLC

By:	/s/ Jerry M. de St. Paer

Name: Jerry M. de St. Paer
Title: Director

By:	/s/ Fiona Luck

Name: Fiona Luck
Title: Director

By:	/s/ Kirstin Romann Gould

Name: Kirstin Romann Gould
Title: Secretary

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hamilton and Country of Bermuda, on December 20, 2005.

XL CAPITAL TRUST I

By:	/s/ Brian M. O’Hara

Name: Brian M. O’Hara
Title: Trustee

By:	/s/ Jerry M. de St. Paer

Name: Jerry M. de St. Paer
Title: Trustee

By:	/s/ Paul S. Giordano

Name: Paul S. Giordano
Title: Trustee

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hamilton and Country of Bermuda, on December 20, 2005.

XL CAPITAL TRUST II

By:	/s/ Brian M. O’Hara

Name: Brian M. O’Hara
Title: Trustee

By:	/s/ Jerry M. de St. Paer

Name: Jerry M. de St. Paer
Title: Trustee

By:	/s/ Paul S. Giordano

Name: Paul S. Giordano
Title: Trustee

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hamilton and Country of Bermuda, on December 20, 2005.

XL CAPITAL TRUST III

By:	/s/ Brian M. O’Hara

Name: Brian M. O’Hara
Title: Trustee

By:	/s/ Jerry M. de St. Paer

Name: Jerry M. de St. Paer
Title: Trustee

By:	/s/ Paul S. Giordano

Name: Paul S. Giordano
Title: Trustee

EXHIBIT INDEX

Exhibit Number	Description

23.1	Consent of PricewaterhouseCoopers LLP relating to the consolidated financial statements of XL Capital Ltd.